HealthExtras
                             2275 Research Boulevard
                                   Sixth Floor
                               Rockville, MD 20850

March 2, 2000



Mr. Joel Faden
Cambria Productions, Inc.
f/s/o Christopher Reeve
1775 Broadway, Suite 708
New York, NY 10019

Mr. Brian Dubin
William Morris Agency, Inc.
1325 Avenue of the Americas
New York, NY 10019

Dear Joel and Brian:

     The terms of the July 8, 1997 agreement (the agreement) by and between Cambria Productions, Inc. (Cambria) (Lender) f/s/o Christopher Reeve (Artist) and HealthExtras, Inc. (Extras) contains an option for an additional two year term. Extras exercised that option in an agreement dated May 27, 1999. Because of the success to date of the Extras programs, Extras seeks to amend the original agreement and the two year option agreement as indicated below. This letter shall serve as written notification of Extras' intent to amend the renewal option to an aggregate period of five years and to exercise its option thereunder, and, when signed below by Cambria will indicate Cambria's approval of such amendment and agreement to the extended option term.

     Concurrent with the extension and exercise of the option period the agreement shall be amended as follows:

     1. The services paragraph of the agreement shall now reflect that the number of radio recording spots, each not to exceed 60 seconds in duration, shall be two per year through the term of the extended option, and that the number of sixty (60) second television commercials per year shall be increased from one (1) to two (2) and the number of service days from three (3) to four (4) days per year.

     2. The territory paragraph of the agreement shall now be deemed to include Europe in addition to the Untied States, its possessions and territories.

     3. The compensation paragraph of the agreement shall now reflect that the compensation to Lender will be changed from "$1.00 per card" to read "$1.00 per enrollee" per year for all customers subscribing to the insurance benefits issued through Extras. This payment formula shall be retroactive to July 8, 1997 and prospective through the extended option period and the ten year "annuity period" thereafter pursuant to the agreement.

     4. The "annuity period" as called for in the compensation paragraph of the agreement shall commence upon the expiration of the extended option period and continue for 10 additional years.

     5. The fees and the payment thereof during the option period shall be amended as follows and the following additional provisions added thereto:

                     Option Period           Payments        Due Date
                     -------------           --------        --------
           July 1, 2000 to June 30, 2001     $ 1,000,000     July 1, 2000
           July 1, 2001 to June 30, 2002     $   500,000     January 1, 2001
                                             $   500,000     July 1, 2001
           July 1, 2002 to June 30, 2003     $   500,000     January 1, 2002
                                             $   500,000     July 1, 2002
           July 1, 2003 to June 30, 2004     $   500,000     January 1, 2003
                                             $   500,000     July 1, 2003
           July 1, 2004 to June 30, 2005     $   500,000     January 1, 2004
                                             $   500,000     July 1, 2004

If any payment is not received within thirty (30) days of its due date, Lender, on behalf of Artist, reserves the right to terminate the agreement immediately in addition to being entitled to exercise any other rights pursuant to the agreement, in its discretion, including charging Extras the highest then current legal percentage rate of interest on accrued uncollected payments. Lender may also cancel its approval of the remaining extension of the option period. In the event of any such termination Extras shall continue to be responsible for the "annuity payments" of $1.00 per enrollee per year as stipulated in the agreement.

     6.  An option of an additional five year term, i.e., July 1, 2005 -
         June 30, 2010 maybe exercised in writing by Extras no later than July 1, 2004. The guarantee for such additional option period and the schedule of payments thereof shall be as follows:


                     Option Period           Payments        Due Date
                     -------------           --------        ---------
           July 1, 2005 to June 30, 2006     $ 1,150,000     July 1, 2005
           July 1, 2006 to June 30, 2007     $   650,000     January 1, 2006
                                             $   650,000     July 1, 2006
           July 1, 2007 to June 30, 2008     $   750,000     January 1, 2007
                                             $   750,000     July 1, 2007
           July 1, 2008 to June 30, 2009     $   875,000     January 1, 2008
                                             $   875,000     July 1, 2008
           July 1, 2009 to June 30, 2010     $ 1,000,000     January 1, 2009
                                             $ 1,000,000     July 1, 2010


With respect to such additional five year term and the ten year "annuity period" thereafter, the compensation to Lender shall be increased from $1.00 to $1.50 per enrollee per year for all customers subscribing to the insurance benefits issued through Extras.

     7. The approval paragraph of the agreement shall be amended to include the following sentence: "Artist shall also have complete and absolute approval of the product(s) and services provided by Extras which Extras is advertising and which Artist is promoting hereunder."

     8. Neither party may assign their rights or responsibilities under this agreement.

     All other terms and conditions of the agreement shall be deemed to remain unaltered and in full force effect.

     If you are in agreement with the foregoing, please sign where indicated below. Upon the full signature hereof, this letter amendment shall be deemed to be a binding, legally enforceable agreement.

                                    Sincerely,
                                    HEALTHEXTRAS, INC.

                                    By:/s/ David T. Blair
                                       ----------------------------

                                    Title: Chief Executive Officer
                                          -------------------------

                                    AGREED TO AND ACCEPTED:
                                    CAMBRIA PRODUCTIONS, INC.
                                    f/s/o CHRISTOPHER REEVE

                                    By: /s/ Joel Faden
                                        ----------------------------
                                    Title: Assistant